Exhibit 4.1


                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              CK WITCO CORPORATION

            CK Witco Corporation (hereinafter called the "corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that the name under which the corporation was originally incorporated is "Park Merger Co.", that the date of filing the original certificate of incorporation of the corporation with the Secretary of State of the State of Delaware was May 27, 1999, and that the amendments and restatement of the restated certificate of incorporation herein certified have been duly adopted by the stockholders in accordance with the provisions of Section 242 and of Section 245 of the General Corporation Law of the State of Delaware.

                                    ARTICLE I


            The name of the corporation (which is hereinafter referred to as the "Corporation") is:


                             "CK Witco Corporation"

                                   ARTICLE II

            The address of the Corporation's registered office in the State of Delaware is c/o National Registered Agents, Inc., 9 East Loockerman Street in the City of Dover, County of Kent, State of Delaware 19901. The name of the Corporation's registered agent at such address is National Registered Agents, Inc.

                                   ARTICLE III



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            The purpose of the Corporation  shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

            Section 1. The Corporation shall be authorized to issue 500,250,000 shares of capital stock, of which 500,000,000 shares shall be shares of Common Stock, $.01 par value ("Common Stock"), and 250,000 shares shall be shares of Preferred Stock, $.10 par value ("Preferred Stock").

            Section 2. Shares of Preferred Stock may be issued from time to time in one or more series as authorized by the Board of Directors. Prior to issuance of any series of Preferred Stock, the Board of Directors by resolution shall designate that series to distinguish it from other series and classes of stock of the Corporation, shall specify the number of shares to be included in the series, and shall fix the terms, rights, restrictions and qualifications of the shares of the series, including any preferences, voting powers, dividend rights and redemption, sinking fund and conversion rights. Subject to the express terms of any other series of Preferred Stock outstanding at the time, the Board of Directors may increase or decrease the number of shares or alter the designation or classify or reclassify any unissued shares of a particular series of Preferred Stock by fixing or altering in any or more respects from time to time before issuing the shares of Preferred Stock any terms, rights, restrictions and qualifications of the shares.

            Section 3. (a) Dividends. After the requirements with respect to preferential dividends upon any issued and outstanding Preferred Stock have been satisfied, the holders of the Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.



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                        (b)  Voting Rights.  Except as otherwise provided by
law, or by the resolution or resolutions adopted by the Board designating the rights, powers and preferences of any series of Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Each share of Common Stock shall have one vote, and the Common Stock shall vote together as a single class.

                        (c) Regarding Preemptive Rights. No stockholder shall be entitled as a matter of right to subscribe for, purchase or receive any shares of the stock or any rights or options of the Corporation which it may issue or sell whether out of the number of shares now or hereafter authorized to be issued at any time or out of the shares of the stock of the Corporation acquired by it after the issuance thereof, nor shall any stockholder be entitled as a matter of right to purchase or subscribe for or receive any bonds, debentures or other obligations which the Corporation may issue or sell that shall be convertible into or exchangeable for stock or to which shall be attached or appertain any warrant or warrants or other instrument or instruments that shall confer upon the holder or owner of such obligation the right to subscribe for or purchase from the Corporation any shares of its stock. All such additional issues of stock, rights, options, or of bonds, debentures or other obligations convertible into or exchangeable for stock or to which warrants shall be attached or appertain or which shall confer upon the holder the right to subscribe for or purchase any shares of stock may (to the extent permitted by law) be issued and disposed of by the Board of Directors to such persons and upon such terms as in their absolute discretion they may deem advisable.



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                                    ARTICLE V

            The Corporation is to have perpetual existence.

                                   ARTICLE VI

            The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

                                   ARTICLE VII


            Section 1. The number of Directors of the Corporation shall be not less than eight or more than 15 persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors. At the 2000 annual meeting of stockholders, the directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 2001 annual meeting of stockholders, the term of office of the second class to expire at the 2002 annual meeting of stockholders and the term of office of the third class to expire at the 2003 annual meeting of stockholders. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

            Section 2. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote



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of the directors then in office, although less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires. If the number of directors is changed any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

            Section 3. Any director, or the entire Board of Directors may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of all of the shares of the Corporation entitled to vote for the election of directors.

            Section 4. Notwithstanding the foregoing, whenever the holders of any class of stock (other than Common Stock) issued by the Corporation shall have the right, voting as a class or otherwise, to elect directors, the then authorized number of directors of the Corporation shall be increased by the number of additional directors to be elected.

            Section 5. In furtherance, and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized:

            (a) to make,  alter,  amend or repeal the By-Laws of the Corporation and, subject to Articles XIV and XV herein, stockholders of the Corporation shall have the power to alter, amend or repeal By-Laws made by the Board of Directors;



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            (b) to remove at any time any officer  elected or  appointed  by the
      Board of Directors by such vote of the Board of Directors as may be provided for in the By-Laws. Any other officer of the Corporation may be removed at any time by a vote of the Board of Directors, or by any committee or superior officer upon whom such power of removal may be conferred by the By-Laws or by the vote of the Board of Directors;

            (c) to determine whether any, and if any, what part, of the annual net profits of the Corporation or of its net assets in excess of its capital shall be declared in dividends and paid to the stockholders, and to direct and determine the use and disposition of any such annual net profits or net assets in excess of capital;

            (d) to fix from time to time the amount of the profits of the Corporation to be reserved as working capital or for any other lawful purpose;

            (e) to establish bonus, profit sharing, stock option, retirement, or other types of incentive or compensation plans for the employees (including directors and officers) of the Corporation and to fix the amount of the profits to be distributed or shared and to determine the persons to participate in any such plans and the amounts of their respective participations;

            (f) from time to time to determine whether and to what extent, and at what time and places and under what conditions and regulations the accounts and books of the Corporation (other than the stock ledger), or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or



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      book or document of the Corporation, except as conferred by statute or authorized by the Board of Directors or by a resolution of the stockholders; and

            (g) to authorize, and cause to be executed, mortgages and liens upon the real and personal property of the Corporation.

                                  ARTICLE VIII


            No contract or other transaction between the Corporation and any other corporation and no other act of the Corporation with relation to any other corporation shall, in the absence of fraud, in any way be invalidated or otherwise affected by the fact that any one or more of the directors of the Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation. Any director of the Corporation individually, or any firm or association of which any director may be a member, may be party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation; provided that the fact that he individually or as a member of such firm or association is such a party or so interested shall be disclosed or shall have been known to the Board of Directors or a majority of such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction shall be taken; and any director of the Corporation who is also a director or officer of such other corporation or who is such a party or so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested. Any director of the Corporation may vote upon any



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contract or other transaction between the Corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director of such subsidiary or affiliated corporation.

            Any contract, transaction or act of the Corporation or of the directors, which shall be ratified at any annual meeting of the stockholders of the Corporation, or at any special meeting called for such purpose, shall, in so far as permitted by law or by the Certificate of Incorporation of the Corporation, be as valid and as binding as though ratified by every stockholder of the Corporation; provided, however, that any failure of the stockholders to approve or ratify any such contract, transaction or act, when and if submitted, shall not be deemed in any way to invalidate the same or deprive the Corporation, its directors, officers or employees, of its or their right to proceed with such contract, transaction or act.

                                   ARTICLE IX

            Each officer, director, or member of any committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officials or by an independent public accountant or by an appraiser selected with reasonable care by the Board of Directors or by any such committee or in relying in good faith upon other records of the Corporation.

                                    ARTICLE X

            Section 1. Elimination of Certain Liability of Directors. Neither any director nor any officer (including former directors and officers) of the Corporation shall be personally liable



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

to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

            Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

      Section 2.  Indemnification and Insurance.

            (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, to the fullest extent permitted by law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law


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permitted  the  Corporation  to provide  prior to such  amendment),  against all expense, liability and loss (including attorneys' fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. The right to indemnification conferred in this Article X shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

            (b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the



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claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

            (c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person.



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            (d)  Insurance.  The  Corporation  may  maintain  insurance,  at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

            (e) Borrowing. The Board of Directors, without approval of the stockholders, shall have the power to borrow money on behalf of the Corporation, including the power to pledge the assets of the Corporation, from time to time to discharge the Corporation's obligations with respect to indemnification, the advancement and reimbursement of expenses, and the purchase and maintenance of insurance referred to in this Article X.

            (f) Successors. For purposes of this Article, references to the "Corporation" shall include, in addition to the resulting corporations, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers so that any person who is or was a director or officer of such constituent corporation shall stand in the same position under this Article X with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

            (g) Additional Agreements. The Board of Directors is authorized to enter into a contract with any director, officer, employee or agent of the Corporation providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than, those provided for in this Article X.



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            (h)  Amendments.  Any  amendment,  repeal  or  modification  of  any provision of this Article X by the stockholders or the directors of the Corporation shall not adversely affect any right of protection of a director or officer of the Corporation under this Article XI existing at the time of such amendment, repeal or modification.

            (i) Other Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

                                   ARTICLE XI


            Both the stockholders and the directors of the Corporation may hold their meetings and the Corporation may have an office or offices in such place or places outside of the State of Delaware as the By-Laws may provide and the Corporation may keep its books outside of the State of Delaware except as otherwise provided by law.
                                   ARTICLE XII


            Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Special meetings of stockholders of the
Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors.


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                                  ARTICLE XIII

            (a) (i) In addition to any affirmative vote required by law, and except as otherwise expressly provided in paragraph (b) of this Article:

            (A) any merger or consolidation of the Corporation or any subsidiary (as hereinafter defined) with or into (i) any Interested Stockholder (as hereinafter defined) or (ii) any other corporation (whether or not itself an Interested Stockholder) which, after such merger or consolidation, would be an Affiliate (as hereinafter defined) of an Interested Stockholder, or

            (B) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of related transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate fair market value of $1,000,000 or more, or

            (C) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of related transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value of $1,000,000 or more, or

            (D) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation, or



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            (E) any reclassification of securities  (including any reverse stock
      split),  or   recapitalization   of  the  Corporation  or  any  merger  or
      consolidation of the Corporation with any of its Subsidiaries or any similar transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder, shall require the affirmative vote of the holders of at least 80% of the outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, considered for the purpose of this Article as one class ("Voting Shares"). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

           (ii) The term "business combination" as used in this Article shall mean any transaction which is referred to in any one or more of clauses (A) through (E) of Section (i) of this paragraph (a).

            (b) The provisions of paragraph (a) of this Article shall not be applicable to any particular business combination, and such business combination shall require only such affirmative vote as is required by law and any other provisions of this Certificate of Incorporation, if either (i) such business combination has been approved by a majority of the Continuing Directors (as hereinafter defined) or (ii) the aggregate amount of the cash and fair market value of consideration other than cash to be received per share by holders of Common



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Stock in such business  combination  shall be in the same form and of the same kind as the consideration paid by the Interested Stockholder in acquiring the initial 10% of the Common Stock owned by it and shall be at least equal to the highest per share price (including brokerage commission, transfer taxes and soliciting dealers' fees and after giving effect to appropriate adjustments for any recapitalizations and for any stock splits, stock dividends and like distributions) paid by such Interested Stockholder for any shares of Common Stock acquired by it prior to the business combination; and the aggregate amount of cash to be received per share by the holders of any class of preferred stock in such business combination is the greater of (i) the highest per share price paid by the Interested Stockholder in acquiring any shares of such preferred stock or (ii) the highest preferential amount per share to which the holders of such class of preferred stock are entitled in the event of a voluntary or involuntary liquidation of the Corporation.

            (c) For the purposes of this Article XIII:

            (i) A "person" shall mean any individual, firm, corporation or other entity.

            (ii) "Interested Stockholder" shall mean, in respect of any business combination, any person (other than the Corporation or any Subsidiary) who or which, as of the record date for the determination of stockholders entitled to notice of and to vote on such business combination, or immediately prior to the consummation of any such transaction,

            (A) is the beneficial owner, directly or indirectly, of more than 10% of the Voting Shares, or



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            (B) is an  Affiliate of the  Corporation  and at any time within two years prior thereto was the beneficial owner, directly or indirectly, of not less than 10% of the then outstanding Voting Shares, or

            (C) is an assignee of or has otherwise succeeded to any shares of capital stock of the Corporation which were at any time within two years prior thereto beneficially owned by any Interested Stockholder, and such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

            (iii) A person shall be the "beneficial owner" of the Voting Shares:

            (A) which such person or any of its Affiliates and Associates (as hereinafter defined) beneficially own, directly or indirectly, or

            (B) which such person or any of its Affiliates or Associates has (1) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (2) the right to vote pursuant to any agreement, arrangement or understanding, or

            (C) which are beneficially owned, directly or indirectly, by any other person, with which such first mentioned person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the Corporation.



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

            (iv) The outstanding Voting Shares shall include shares deemed owned through applications of Section (iii) above but shall not include any other Voting Shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.

            (v) "Affiliate" and "Associate" shall have the respective meanings given those terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on March 1, 1983.

            (vi) "Subsidiary" means any corporation of which a majority of any class of equity security (as defined in Rule 3a11-1 of the General Rules and Regulation under the Securities Exchange Act of 1934, as in effect on March 1,
1983) is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in Section (ii) of this subparagraph (c), the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

            (vii) "Continuing Director" means any member of the Board of Directors of the Corporation who is unaffiliated with an Interested Stockholder and was a member of the Board prior to the time that an Interested Stockholder became an Interested Stockholder and any successor of a Continuing Director who is unaffiliated with the Interested Stockholder and is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board.



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

            (d) A majority of the directors shall have the power and duty to determine for the purposes of this Article, on the basis of information known to them, (A) the number of Voting Shares beneficially owned by any person, (B) whether a person is an Affiliate or Associate of another, (C) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in Section (iii) of paragraph (c), or (D) whether the assets subject to any business combination or the consideration received for the issuance or transfer of securities by the Corporation or any Subsidiary has an aggregate fair market value of $1,000,000 or move.

            (e) Nothing contained in this Article shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

                                   ARTICLE XIV


            The provisions set forth in Article VII,  Article XII, Article XIII,
Article XIV and Article XV herein may not be repealed or amended in any respect, and the Corporation's By-Laws may not be amended by stockholders, unless such action is approved by the affirmative vote of the holders of not less than 80% of the voting power of all shares of stock of the Corporation entitled to vote in the election of directors, considered for purposes of this Article XIV as one class. The voting requirements contained in Article VIII, Article XII, Article XIII, Article XIV, and Article XV herein shall be in addition to the voting requirements imposed by law, other provisions of this Certificate of Incorporation or any certificate of designation of preferences filed with respect to any series of Preferred Stock. The By-Laws of the Corporation may be altered, amended or repealed by the Board of Directors at any regular or special meeting of the Board of Directors.


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

                                   ARTICLE XV


            The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Article VII, Article XII, Article XIII, Article XIV and Article XV may not be repealed or amended in any respect unless such repeal or amendment is approved as specified in Article XV herein. Executed on this 1st day of September, 1999.

                                                 /s/  John T. Ferguson II
II
                                          Name:  John T. Ferguson II
                                          Title: Senior Vice President,
                                                 General Counsel and
                                                 Secretary




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